UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 15, 2006 (November 15, 2006)

ENIGMA SOFTWARE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50561	20-2675930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Stamford Landing, Suite 100, Stamford, CT 06902

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 360-0646

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 15, 2006, the Board of Directors of Enigma Software Group, Inc., a Delaware corporation (the “Company”), concluded that the financial statements included in the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, will have to be restated and, accordingly, should no longer be relied upon.

The reason for the restatement is due to the Company’s need to reflect proper accounting for the issuance of convertible debentures and shares of preferred stock during the month of June, 2006. The convertible debentures should have received derivative accounting treatment under EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, and Statement of Financial Accounting Standards No. 133.

The changes were discovered in connection with responding to comments from the Securities and Exchange Commission relating to the Company’s Registration Statement on Form SB-2 for the registration of shares of common stock issuable upon the conversion of convertible debentures of the Company.

The Board and the Company have discussed these matters with the Company’s independent registered public accounting firm.

Accordingly, the Company will file a 10-QSB/A for the quarter ended June 30, 2006, reflecting the restated financial statements, shortly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENIGMA SOFTWARE GROUP, INC.

Date: November 15, 2006	By:	/s/ Alvin Estevez
President and Chief Executive Officer